UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    May 18, 2016

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 18, 2016, at the Annual Meeting of Shareholders, the following items set forth in our Proxy Statement were voted upon:

Item 1. The nominees listed below were elected directors with the respective votes set forth opposite their names:

	NUMBER OF VOTES
	FOR	WITHHELD	BROKER NON-VOTES
Donald E. Brandt	79,546,931	4,684,646	10,111,583
Denis A. Cortese, M.D.	83,689,604	542,373	10,111,583
Richard P. Fox	83,473,857	758,120	10,111,583
Michael L. Gallagher	74,519,156	9,712,421	10,111,583
Roy A. Herberger, Jr., Ph.D.	81,497,241	2,734,736	10,111,583
Dale E. Klein, Ph.D.	83,768,016	463,961	10,111,583
Humberto S. Lopez	81,744,775	2,486,802	10,111,583
Kathryn L. Munro	80,312,547	3,919,430	10,111,583
Bruce J. Nordstrom	81,626,698	2,605,279	10,111,583
David P. Wagener	83,750,070	481,507	10,111,583

Item 2. The advisory resolution to approve executive compensation, as disclosed in the 2016 Proxy Statement, was approved, with the following votes cast:

NUMBER OF VOTES
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
78,650,125	5,158,902	422,950	10,111,583

Item 3. The appointment of Deloitte & Touche LLP as independent accountants for 2016 was ratified, with the following votes cast:

NUMBER OF VOTES
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
92,836,090	1,222,997	284,473	0

Item 4. A shareholder proposal regarding a report on political spending was not approved, with the following votes cast:

NUMBER OF VOTES
FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
28,505,399	54,181,186	1,545,392	10,111,583

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: May 24, 2016	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer